Exhibit 5.1

                           Dowe, Capetanakis & Preite
                               Counsellors at Law

                                 67 Wall Street
                            New York, New York 10005

                                                              January 24, 2000

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Novex Systems International, Inc. (The "Company")
         Registration Statement on Form SB-2 Relating to the Registration of Shares of Common Stock, par value $.001 per share, Class B Warrants and Common Stock Options

Gentlemen:

         We have been requested by the Company, a New York corporation, to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-referenced Registration Statement (the "Registration Statement") covering all of the shares of Common Stock, Class B Warrants and Common Stock Options and the shares of common stock underlying such warrants and options, which will be offered by the Selling Securityholders who acquired such shares, warrants and stock options pursuant to various agreements including, but not limited to, Subscription Agreements, Convertible Debentures, Stock Purchase Warrant Agreements, Common Stock Option Agreements and Registration Rights Agreement, the number of shares, warrants and stock options as set forth in the calculation chart to the cover page of the Company's aforementioned Form SB-2 Registration Statement.

         In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation and the related Merger Certificates, and the By-Laws of the Company each as amended to date, copies of the records of corporate proceedings of the Company and copies of such other materials, instruments and documents as we have deemed necessary to enable us to render the opinion hereafter expressed.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, the Class B Warrants, the Common Stock Options and the shares of common stock underlying such warrants and options which are referred to above, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York. We hereby consent to the use of this opinion as an Exhibit to the

Registration Statement and to the reference to our firm's name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                     Sincerely,

                                                     DOWE, CAPETANAKIS & PREITE